Exhibit 10.1
STOCK PURCHASE AGREEMENT
     This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of January 3, 2008, by and among FX Real Estate and Entertainment Inc., a Delaware corporation (the “Company”), and Barry A. Shier (the “Purchaser”).
RECITALS
     WHEREAS, the Company and the Purchaser have entered into that certain employment agreement, dated as of December 31, 2007 (the “Employment Agreement”), pursuant to which the Purchaser serves as the chief operating officer of the Company and the chief executive officer of each of FX Luxury Realty, LLC, a Delaware limited liability company and a direct subsidiary of the Company, and BP Parent, LLC, a Delaware limited liability company and an indirect subsidiary of the Company; and
     WHEREAS, as an inducement for the Purchaser to enter into the Employment Agreement, the Company has agreed to sell to the Purchaser 500,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) at a price of $5.14 per share for an aggregate purchase price of $2,570,000, under the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of foregoing recitals and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Sale and Delivery of Shares Upon the terms and subject to the conditions set forth in this Agreement on the date hereof, the Company shall issue and sell to the Purchaser the Shares, and the Purchaser shall purchase from the Company the Shares (the “Purchase”) at a price of $5.14 per share for an aggregate purchase price of $2,570,000 in cash by wire transfer to an account designated in writing by the Company (the “Purchase Price”). The Company shall deliver to Purchaser a certificate representing the Shares, registered in the name of the Purchaser, against payment to the Company of the Purchase Price, which certificate shall bear legends reflecting the restraints on alienation described in Sections 3(a) and 4(a) below. The Purchase shall be consummated immediately upon the execution and delivery of this Agreement by each of the parties hereto.
2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser:
     (a) Power and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite capacity, power and authority to execute, deliver and perform this Agreement. The execution, delivery, and performance of this Agreement have been duly authorized by the Company.
     (b) Valid Issuance of Shares. Upon issuance of the Shares in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements and other arrangements or restrictions whatsoever (“Encumbrances”), other than restrictions on transfer imposed by applicable U.S. federal, state or foreign securities laws and specified in Section 4(a) below.
     (c) Binding Obligation. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.
     (d) No Breach. The execution and delivery by the Company of this Agreement, the offering and sale of the Shares hereunder, and the compliance with the terms hereof by the Company, do not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Encumbrance upon the Shares pursuant to, (iv) give any third party the right to modify, terminate, or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body pursuant to, (A) the Company’s Certificate of Incorporation or bylaws, (B) any law, statute, rule, or regulation to which the Company is subject, or (C) any agreement, instrument, order, judgment, or decree to which the Company or any subsidiary of the Company is subject or by which any of their respective assets are bound, except with respect to clause (B) as is not reasonably likely to have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby.
3. Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to the Company:
     (a) Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for his own account and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law, has no present intention of distributing any of the Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares (this representation and warranty not limiting the Purchaser’s right to sell the Shares pursuant to an effective registration statement registering such shares or otherwise in compliance with applicable federal and state securities laws subject to the restrictions on alienation specified in Section 4(a) below) in violation of the Securities Act or any applicable state securities law.
     (b) Purchaser Status. At the time the Purchaser was offered the Shares, he was, and as of the date hereof he is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.
     (c) Experience of the Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.
     (d) General Solicitation. The Purchaser is not purchasing the Shares as an inducement for entering into the Employment Agreement and not as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
     (e) Purchaser Obligations. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.

     (f) No Breach. The execution and delivery by the Purchaser of this Agreement, the offering and sale of the Shares hereunder, and the compliance with the terms hereof by the Purchaser, do not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Encumbrance upon the Shares pursuant to, (iv) give any third party the right to modify, terminate, or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body pursuant to, (A) any law, statute, rule, or regulation to which the Purchaser is subject, or (B) any agreement, instrument, order, judgment, or decree to which the Purchaser is subject or by which any of his assets or properties are bound, except with respect to clause (A) as is not reasonably likely to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated hereby.
4. Lock-Up and Registration Rights.
     (a) Lock-Up Agreement. The Purchaser hereby agrees that he shall not sell or otherwise dispose of any of the Shares for a period of two (2) years from the date of purchase of the Shares, except for estate planning purposes subject to the advance written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).
     (b) Registration Rights. On the second anniversary of this Agreement or as soon thereafter as the Company is eligible to use a Form S-3 registration statement (or any successor registration statement then in effect), the Employer shall register with the Securities and Exchange Commission the Shares for resale on such a registration statement.
5. Use of Proceeds. The Company agrees that the entire amount of the Purchase Price will be utilized solely for the purpose of working capital for the Company and its consolidated subsidiaries.
6. General Provisions.
     (a) Notices. Any notice, request, instruction, or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of transmission if sent by telex, telecopy, or other wire transmission (with answer back confirmation of such transmission), (iii) upon delivery, if delivered by a nationally known commercial courier service providing next day delivery service (such as Federal Express), or (iv) upon delivery, or refusal of delivery, if deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid:
     If to the Company, to it at:
FX Real Estate and Entertainment Inc.
650 Madison Avenue
15th Floor
New York
New York 10022
Attention: Mitchell J. Nelson
Facsimile: 1 212 750 3034
     If to Purchaser, to it at:
Barry A. Shier
1641 Enclave Court
Las Vegas, Nevada 89134

     (b) Complete Agreement. This Agreement (together with the Employment Agreement) embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof. The recitals to this Agreement are true and correct and by this reference are incorporated herein and made a part hereof.
     (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     (d) Counterparts. This Agreement may be executed simultaneously in three or more counterparts (including by means of facsimile machine or e-mail), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
     (e) Successors and Assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by any of the parties hereto and their respective successors and permitted assigns.
     (f) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.
     (g) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     (h) Third-Party Beneficiary. The provisions hereof are solely for the benefit of the parties hereto and will not give rise to any rights in any other third party.
     (i) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its sole discretion may apply to any court of competent jurisdiction (without proof of damages or posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
     (j) Amendment and Waiver. The provisions of this Agreement may be amended only with the prior written consent of the parties hereto. No waiver by any party hereto of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party against whom such waiver is sought to be enforced nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Further Assurance. Subject to the terms and conditions of this Agreement, after the date hereof, each of the Company and the Purchasers will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to give full effect to transactions contemplated by this Agreement.
     (l) Delivery by Facsimile; E-mail. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or e-mail, shall be treated in all manner and respects as an original signed version thereof delivered in person. At the request of any party hereto each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail as a defense to the formation or enforceability of a contact and each such party forever waives any such defense.
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          IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first written above.

FX REAL ESTATE AND ENTERTAINMENT INC.
By:	/s/ Mitchell J. Nelson
Name:	Mitchell J. Nelson
Title:	Executive Vice President and General Counsel

/s/ Barry A. Shier
Barry A. Shier